SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section
14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

CNET NETWORKS, INC.
_________________

(Name of Registrant as Specified In Its Charter)

BOARD OF DIRECTORS OF CNET NETWORKS, INC.
_________________

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transactions applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)     Proposed maximum aggregate value of transaction:

(5)     Total Fee Paid:

[  ] Fee paid previously with preliminary materials:
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No:

(3)     Filing Party:

(4)     Date Filed:

CNET NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

_________________

DATE: Monday, May 16, 2004
TIME: 8:30 A.M., Pacific Time
PLACE: CNET Networks, Inc.
235 Second Street
San Francisco, California 94105

As a stockholder of CNET Networks, Inc., you are hereby given notice of and invited to attend, in person or by proxy, the Annual Meeting of Stockholders, at which the following matters will be voted upon:

1.	Election of one Class III Director; and

2.	Ratification of the appointment of KPMG LLP to serve as our independent registered public accoutants for the fiscal year ending 2005; and

3.	Any other matters properly brought before the stockholders at the annual meeting.

Each of these matters is described in more detail in the proxy statement attached to this notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF
THE THREE PROPOSALS OUTLINED IN THE PROXY STATEMENT.

Stockholders of record as of the close of business on March 18, 2005 are entitled to receive notice of and to vote at the annual meeting. Your vote is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors /s/ SHELBY W. BONNIE —————————————— Shelby W. Bonnie Chairman of the Board and Chief Executive Officer

San Francisco, California
April 11, 2005

TABLE OF CONTENTS

Annual Meeting Matters	3
General Information About Voting	3
Proposals You May Vote On	5
Proposal No. 1 - Election of Class II Directors	5
Proposal No. 2 -- Ratification of Selection of Independent Registered Public Accountants	5

Information about Executive Officers and Directors	6

Stock Ownership of Principal Stockholders and Management	8

Board of Directors amd Governance	9
Role of the Board	9
Independence	9
Board Attendance at Annual Meeting	9
Communications with the Board of Directors	9
Nominations	9
Stockholder Proposals	10
Code of Ethics	10
Committees of the Board	11
Audit Committee	12
Compensation Committee	12
Governance and Nominating Committee	13
Finance Committee	13
Compensation Committee Interlocks and Insider Participation	13
Director Compensation	13

Executive Compensation	13
Report of Compensation Committee	13
Summary Compensation Table	16
Options Granted in 2004	16
Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values	17
Employment Contracts, Termination of Employment and Change in Control Arrangements	18
Equity Compensation Plan Information	18
Section 16(a) Beneficial Ownership Reporting Compliance	19

Audit Committee Report	20

Fees Paid to Independent Registered Public Accountants	21

Stock Performance Graph	22

Financial Statements and Additional Copies	23

ANNUAL MEETING MATTERS

GENERAL INFORMATION ABOUT VOTING

General

This proxy statement has information about the annual meeting and was prepared by our management for our Board of Directors. This proxy statement is being mailed to through the United States postal service or, if properly requested, by email to stockholders on or around April 11, 2005.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date March 18, 2005. A total of 143,980,233 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock that you hold.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares. The instructions set forth below apply to record holders only and not those whose shares are held in the name of a nominee.

How do I vote by proxy if I am a registered holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR Betsey Nelson as the Class III Director nominee; and

2.	FOR ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending 2005; and

4.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the annual meeting.

The proxy holders for the stockholders are Shelby W. Bonnie and Sharon Le Duy. A stockholder wishing to name another person as his or her proxy holder may do so by crossing out the names of the designated proxy holders and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy holder and for the person so named to be present to vote at the annual meeting. Proxy cards so marked should not be mailed to us.

How do I vote by phone if I am a registered holder?

Call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

How do I vote by Internet if I am a registered holder?

You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. The address for voting is www.proxyvote.com. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

How do I vote at the annual meeting?

If you are a registered shareholder and you wish to vote at the annual meeting, written ballots will be available at the meeting. If your shares are held in “ street name ” in the name of a bank, broker or other holder of record and you decide to attend and vote at the annual meeting you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you vote by proxy and also attend the meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

On what matters may I vote?

1.	The election of Betsey Nelson as Class III Director; and

2.	The ratification of the appointment of KPMG LLP as our independent registered public accountants for 2005.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each of the proposals.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted at the annual meeting. If other matters are properly presented at the annual meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes.     At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card, by personally appearing at the annual meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the annual meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

How are votes counted?

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

What is a “quorum”?

A “quorum” is a majority of the shares of common stock outstanding on the record date. A quorum must be present either in person or represented by proxy for the annual meeting to be held. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained.

How many votes are required to approve the proposals?

The two directors who receive the most votes will be elected. All other matters will be decided by a majority of votes cast.

Who will count the votes?

Automatic Data Processing, Inc. will count the votes and act as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. CNET Networks, Inc. will pay the cost of distributing this proxy statement and related materials. Our officers may solicit proxies by mail or telephone. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to beneficial owners of shares of the common stock. The company will pay all costs associated with the distribution of this proxy statement and related materials.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Automatic Data Processing, Inc. and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

1.	as needed to permit Automatic Data Processing, Inc. to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

PROPOSALS YOU MAY VOTE ON

PROPOSAL ONE:
ELECTION OF CLASS III DIRECTOR

Betsey Nelson, who is currently a Class III Director, is nominated to be re-elected as a Class III Director at the annual meeting and has agreed to be named in this proxy statement and to serve as a director if elected. If elected, Ms. Nelson will hold office until the 2008 annual meeting or until her successor is duly elected and qualified. For more information about Ms. Nelson, please see “Information about Executive Officers and Directors.”

Although we do not know of any reason why Ms. Nelson might not be able to serve, the Board of Directors will propose a substitute nominee if she is not available for election.

Mitchell Kertzman, also a Class III Director, will retire from the Board of Directors when his current term expires at the 2005 meeting. Mr. Kertzman has served on the Board since 1996. We gratefully acknowledge his dedicated service and contributions to the company.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR”
THE NOMINEE FOR CLASS III DIRECTOR SET FORTH ABOVE

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP served as independent registered public accountants for us for the fiscal year ended December 31, 2004 and reported on our financial statements. The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP as our independent registered public accountants for the 2005 fiscal year and recommends that the stockholders ratify this selection. Before selecting KPMG, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The committee also considered whether any non-audit services performed for the Company by KPMG would impair KPMG’s independence and concluded that it would not.

A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification is not required for the selection of KPMG LLP as our independent registered public accountants for fiscal year 2005 because the Board of Directors has responsibility for selection of our independent registered public accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNANTS

INFORMATION ABOUT EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions of our executive officers and directors as of March 2005. Their respective backgrounds are described following the table:

Name	Age	Position with Company
Shelby W. Bonnie (1)	40	Chairman of the Board and Chief Executive Officer
Barry Briggs	49	Chief Operating Officer
Douglas N. Woodrum	47	Executive Vice President and Chief Financial Officer
Neil M. Ashe	37	Senior Vice President, Strategy and Development
Joseph Gillespie	44	Chief Marketing Officer
John C. "Bud" Colligan (2)	50	Director
Jarl Mohn (2)	53	Director
Betsey Nelson (3)	44	Director
Eric Robison (1)	45	Director

(1)	Class I Director (term expires in 2006)
(2)	Class II Director (term expires in 2007)
(3)	Class III Director (term expires at the annual meeting)

SHELBY W. BONNIE is a co-founder of CNET Networks and has been with the company as both an executive and a member of the Board of Directors since 1993. He has served as Chief Executive Officer since March of 2000 and as Chairman of the Board of Directors since November of 2000. Mr. Bonnie has also held the positions of Chief Operating Officer and Chief Financial Officer of the company. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York based investment managing firm; Lynx Capital, a private equity fund; and in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

BARRY BRIGGS joined CNET Networks through the company’s acquisition of ZDNet in October of 2000 and has served as Chief Operating Officer of CNET Networks since July 2002. Prior to that time, he was President of the company’s U.S. Media division. At the time of the acquisition, Mr. Briggs held the position of President of ZDNet. Before joining the online operations of ZDNet, Mr. Briggs held various positions in the Ziff-Davis print publishing business, including Network Director of Corporate Sales, Associate Publisher of Computer Life and Publisher of Family PC magazine. Prior to joining Ziff-Davis, Mr. Briggs held a number of positions at Time Inc., including Director of Marketing and Sales Development at Sports Illustrated, National Sales Manager for Time Magazine and Eastern Regional Director for all Time Inc. magazines.

DOUGLAS N. WOODRUM joined CNET Networks as Executive Vice President and Chief Financial Officer in December 1997. Prior to joining CNET Networks, Mr. Woodrum served as Executive Vice President and Chief Financial Officer of Heritage Media Corporation, a diversified media company that he helped found in 1987. In October 2004 the company announced that Mr. Woodrum has decided to transition out of the role of Chief Financial Officer into a new role within the company. While the company conducts a search for a replacement, Mr. Woodrum continues to serve in the Chief Financial Officer capacity.

NEIL M. ASHE joined the company as Senior Vice President of Strategy and Development in May 2002. Prior to joining CNET Networks, Mr. Ashe founded and served as Chief Executive Officer of several start-up companies in the Internet, business to business electronic marketplace and financial services industries. From 1996 through 1999, Mr. Ashe served as Managing Director of Crest Communications Holdings LLC, a private equity investment firm. From 1990 through 1994, Mr. Ashe held positions in the Mergers & Acquisitions Group of Smith Barney Inc.

JOSEPH GILLESPIE joined the company as Chief Marketing Officer in July 2004. Prior to joining CNET Networks, Mr. Gillespie served as executive vice president, chief operating officer, and acting chief executive officer of TechTV, which he joined in 1999. Before working at TechTV, he was an executive vice president of corporate sales and marketing for Ziff-Davis. Mr. Gillespie spent his early career in sports media with companies including CBS Sports, National Broadcasting Company, and Sports Information Database, Inc.

JOHN C. “BUD” COLLIGAN became a Director of CNET Networks in 1996.  Since 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, CA.  Prior to joining Accel, Mr. Colligan co-founded Macromedia in 1992, a multimedia software company, through a merger of Authorware and Macromind-Paracomp.  Mr. Colligan headed Authorware as President and CEO from 1989 to 1992.  Mr. Colligan served as Chief Executive Officer of Macromedia from 1992 to 1997 and as Chairman until July of 1998.  Prior to joining Macromedia, Mr. Colligan held various product management and marketing positions at Apple Computer from 1983 through 1988.

JARL MOHN, also know as Lee Masters, became a director of CNET Networks in December 2003. Mr. Mohn was the founding president of Liberty Digital, a publicly traded subsidiary of Liberty Media Group involved in interactive television, cable television networks and Internet enterprises, and served as its Chief Executive Officer from June 1999 to March 2002. Prior to founding Liberty Digital, he was President and Chief Executive Officer of E! Entertainment Television. From 1986 to 1989, Mr. Mohn was Executive Vice President and General Manager of MTV and VH1. He began his professional life with a 20-year career in radio. Mr. Mohn serves on the boards of E.W. Scripps Company, XM Satellite Radio, Inc., The Game Show Network, and LodgeNet Entertainment Corporation.

BETSEY NELSON became a director of CNET Networks in December 2003. Ms. Nelson is Executive Vice President, Chief Financial Officer, and Secretary of Macromedia, a position she has held since November 1997, and in that capacity is responsible for leading the company’s administrative functions, including finance, human resources, legal, mergers and acquisitions, and information technology. Prior to joining Macromedia in 1996, she spent eight years at Hewlett-Packard, where she held a variety of positions in both finance and corporate development. Ms. Nelson serves on the board of Macromedia and MarketLive, Inc.

ERIC ROBISON became a director of CNET Networks in December 1994. Mr. Robison is currently President of IdeaTrek, Inc. From January 1994 until January 2002, Mr. Robison served as Business Development Associate of Vulcan, Inc., a venture capital firm. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in marketing management positions with Ashton-Tate, Inc., El Pollo Loco, McCann Erickson and Doyle Dane Bernbach. Mr. Robison serves on the Board of Directors of Cumulus Media, Inc.

STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of the close of business on February 28, 2005 unless otherwise indicated, by:

o	each executive officer named in the Summary Compensation Table;
o	each director;
o	each person whom we know beneficially owns more than 5% of the common stock (based solely, in each case on Schedule 13D, 13G and 13F filings on file as of February 15, 2005); and
o	the directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is CNET Networks, Inc., 235 Second Street, San Francisco, California 94105.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)	Percentage of Common Stock Outstanding
Shelby W. Bonnie (2)	13,045,671	9.0%
Barry Briggs (3)	635,390	*
Douglas N. Woodrum (4)	1,657,366	1.1%
Neil M. Ashe (5)	321,770	*
Joseph Gillespie	-	*
John C. "Bud" Colligan (6)	215,100	*
Mitchell Kertzman (7)	133,384	*
Jarl Mohn (8)	55,400	*
Betsey Nelson (9)	55,000	*
Eric Robison (10)	121,251	*
Mutuelles AXA (11)	21,398,365	14.7%
Capital Research and Management Company/SMALLCAP World Fund, Inc.(12)	21,075,000	14.5%
Legg Mason Capital Management (13)	14,182,500	9.8%
T. Rowe Price Associates, Inc. (14)	10,961,857	7.6%
All executive officers and directors as a group	16,240,332	11.2%

*               Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes options and warrants that are exercisable within 60 days of this proxy statement. Percentages for each person are based on 145,107,894 shares outstanding as of the close of business on February 28, 2005. Shares issuable upon exercise of outstanding options and warrants are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(2)	Includes 1,122,740 shares held by trusts for Mr. Bonnie’s and members of his immediate family’s benefit; 58,000 shares held by a partnership controlled by Mr. Bonnie; and 802,083 shares subject to options that are exercisable within 60 days.
(3)	The data for Mr. Briggs includes 630,857 shares subject to options that are exercisable within 60 days.
(4)	The data for Mr. Woodrum includes 992,606 shares subject to options that are exercisable within 60 days. Also includes 145,000 shares held by Mr. Woodrum’s wife as to which Mr. Woodrum disclaims beneficial ownership.
(5)	The data for Mr. Ashe includes 281,770 shares subject to options that are exercisable within 60 days.
(6)	The data for Mr. Colligan includes 185,000 shares subject to options that are exercisable within 60 days.
(7)	The data for Mr. Kertzman includes only shares subject to options that are exercisable within 60 days.
(8)	The data for Mr. Mohn includes 55,000 shares subject to options that are exercisable within 60 days.
(9)	The data for Ms. Nelson includes only shares subject to options that are exercisable within 60 days.
(10)	The data for Mr. Robison includes only shares subject to options that are exercisable within 60 days.
(11)	The address for Mutelles AXA is 25 Avenue Matignon, 75008 Paris, France.
(12)	The address of Capital Research and Management Company/SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071-1406.
(13)	The address of Legg Mason Capital Management is 100 Light Street, 31st Floor, Baltimore, Maryland 21202.
(14)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board of Directors. The Board of Directors has adopted Governance Guidelines outlining its duties. These guidelines can be viewed at ir.cnetnetworks.com.

The Board of Directors meets regularly to review significant developments affecting the company and to act on matters requiring Board of Directors approval. The Board of Directors held five formal meetings during the fiscal year ended December 31, 2004 and acted twice by written consent. Board members are requested to make attendance at board and committee meetings a priority, to come to meetings prepared, having read any materials provided to the board prior to the meeting, and to participate actively in the meetings. Combined attendance at board and committee meetings in 2004 was 98%. At each of its meetings in 2004, the Board of Directors met in executive session of non-employee directors.

Independence

Other than Shelby Bonnie, Chief Executive Officer and Chairman of the Board of Directors, all directors are independent as defined by the Nasdaq Marketplace Rules. No non-employee director receives any fees or compensation from the company other than compensation received in his or her capacity as a director.

Board Attendance at Annual Meeting

Board members are invited to attend the company’s annual meeting but they are not required to do so. The company reimburses the travel expenses of any director who travels to attend the annual meeting. Shelby Bonnie and Eric Robison attended the 2004 annual meeting, at which two shareholders were present.

Communication with the Board of Directors

Any stockholder wishing to ask a question or to pass a comment to any one or several members of the Board of Directors should write to the Secretary, at CNET Networks, Inc., 235 Second Street, San Francisco, CA 94105. Each letter should include the stockholder’s name, postal address, email address and telephone number. The Secretary will forward all such correspondence to the relevant board members.

Nominations

Nominations for election to the Board of Directors are made by the Governance and Nominating Committee. This committee is responsible for selecting individuals as director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the company’s stockholders. In evaluating whether an individual is suitable for the Board of Directors, the committee will consider many factors, including, but not limited to a candidate’s understanding of the company’s business, general understanding of finance, and educational and professional background.

The Governance and Nominating Committee will consider nominees recommended by any stockholder who has been the beneficial owner of at least $1,000 of common stock for at least one year for next year’s annual meeting, provided that the names of such nominees are submitted in writing by certified mail, not later than November 30, 2005, to the Secretary, CNET Networks, Inc., 235 Second Street, San Francisco, CA 94105. Each such submission must include evidence that the stockholder meets the stock ownership requirements, a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with the Governance and Nominating Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Governance and Nominating Committee evaluates a nominee for director recommended by a stockholder.

Stockholder Proposals

A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at our 2006 annual meeting that is received at our principal executive office by November 30, 2005 will be included in our proxy statement and form of proxy card for that meeting. In addition, under the terms of our bylaws, a stockholder that has been the beneficial owner of at least $1,000 of common stock for at least one year and who intends to present an item of business at the 2006 annual meeting (other than a proposal submitted for inclusion in the our proxy materials) must provide written notice of such business to the company by November 30, 2005. Proposals and other items of business should be submitted by certified mail to the attention of the Secretary of the company at 235 Second Street, San Francisco, California 94105.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all of the company’s directors, officers and employees. It has also has adopted a separate code of ethics applicable to its Chief Executive Officer, Chief Financial Officer, Senior Vice President, Finance, Controller and other senior financial employees. Both codes of ethics can be viewed on our website at ir.cnetnetworks.com. Any amendments to either code of ethics or any waiver requiring disclosure under applicable SEC rules will be disclosed on our website at ir.cnetnetworks.com.

Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee, Governance and Nominating Committee and a Finance Committee to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. The functions of these committees and their current members are described below.

Committee Name
Director Name	Audit	Compensation	Finance	Governance and Nominating

John C. "Bud" Colligan		X	X	X
Jarl Mohn	X	X
Betsey Nelson	X		X
Eric Robison	X		X	X

Audit Committee

This committee held nine formal meetings in 2004 and acted once by written consent.

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter which is available on our website at www.ir.cnetnetworks.com. In fulfilling these responsibilities, the Audit Committee:

o	Monitors the integrity of the company's financial statements;

o	Monitors the independent registered public accountants' qualifications and independence;

o	Reviews the results of management’s and the independent registered public accountants’ assessment of the company’s internal control over financial reporting and meets with management to consider the adequacy of internal control and changes to internal control;

o	Prepares the audit committee report in this proxy statement found under the heading “Audit Committee Report;"

o	Meets with the independent registered public accountants, internal auditors and appropriate financial personnel;

o	Appoints the independent registered public accountants;

o	Pre-approves all audit fees and terms as well as all non-audit engagements with the independent registered public accountants;

o	Considers factors impacting the independence of the independent registered public accountants;

o	Reviews all SEC filings, including annual and periodic reports, as well as earnings press releases;

o	Has established a process for employees and others to confidentially or anonymously report concerns or complaints regarding accounting, internal control or auditing matters.

o	Reviews compliance with the company's codes of ethics; and

o	Has the authority to hire independent counsel and other advisors.

The Audit Committee has determined that Betsey Nelson meets the criteria for an “audit committee financial expert” under applicable SEC rules. All members of the Audit Committee have been determined to be financially literate. Each of the members of the Audit Committee has been determined by the Board to be independent in accordance with Nasdaq Marketplace Rules.

Compensation Committee

The Compensation Committee held nine formal meetings in 2004 and acted once by written consent.

The Compensation Committee’s responsibilities are set forth in the Compensation Committee Charter which is available on our website at www.ir.cnetnetworks.com. In fulfilling these responsibilities, the Compensation Committee:

o	Establishes the company's annual incentive programs;

o	Establishes the company's equity compensation programs and determines the awards under those programs;

o	Establishes the compensation for the Chief Executive Officer and the four other most highly compensated executive officers;

o	Is responsible for reviewing the performance of the Chief Executive Officer;

o	Works with the Chief Executive Officer on the professional development of the other officers;

o	Works with the Chief Executive Officer to establish a succession plan for senior management; and

o	Has the authority to hire independent counsel and other advisors.

Each of the members of the Compensation Committee has been determined by the Board to be independent in accordance with Nasdaq Marketplace Rules.

Governance and Nominating Committee

The Governance and Nominating Committee held two formal meetings in 2004 and did not act by written consent.

The Governance and Nominating Committee’s responsibilities are set forth in the Governance and Nominating Committee Charter which is available on our website at www.ir.cnetnetworks.com. In fulfilling these responsibilities, the Governance and Nominating Committee:

o	Reviews and makes recommendations to the Board of Directors with respect to the responsibilities and functions of the board and board committees and with respect to board compensation;

o	Makes recommendations to the Board concerning the composition and governance of the board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the board;

o	Considers the names and qualifications of any candidates for the board submitted by stockholders in accordance with the procedures set forth in the company’s bylaws;

o	Oversees evaluations of the directors, board committees and the board;

o	Formulates corporate governance guidelines and reviews the guidelines on a periodic basis;

o	Recommends the director compensation plan to the board; and

o	Has the authority to hire independent counsel and other advisors.

Finance Committee

The Finance Committee held two formal meetings in 2004 and did not act by written consent. The Finance Committee meets when directed by the Board of Directors to approve the final terms of financings already authorized by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is or has been a company officer or employee. None of the company’s executive officers currently serves on the Compensation Committee or any similar committee of another public company.

Director Compensation

In 2004, the Board of Directors did not make any adjustments to the director compensation plan approved by the Board of Directors in June 2003. Each non-employee director receives the following compensation:

o	Annual Cash Retainer
o	Annual retainer of $12,000 payable in cash in equal installments on a quarterly basis; and
o	The Chair of the Audit Committeereceives an annual retainer of $5,000 and the Chair of each other committee receives an annual retainer of $2,500 payable in cash in equal installments on a quarterly basis.

o	Meeting Fees
o	A fee equal to $2,500 for each board or committee meeting attended in person; and
o	A fee equal to $500 for each board or committee meeting attended by telephone, provided that no fees shall be paid with respect to committee meetings held on the same day as board meetings.

o	Option Grants
o	Annual option grant in the amount of 15,000 shares made in conjunction with the annual company-wide grant to all employees; and.
o	A one-time option grant in the amount of 40,000 shares made at the time a director joins our Board.

All of the options granted to directors are immediately exercisable on the date of grant, but the common stock issued upon exercise is subject to repurchase by us at original cost. This repurchase right lapses, and the optionee’s rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of CNET Networks. In addition, vesting will automatically accelerate upon any sale of CNET Networks through a merger, recapitalization, reorganization, asset sale, tender offer or similar event.

Directors are entitled to reimbursement of their fees incurred in connection with travel to meetings. In addition, the company reimburses directors for fees paid to attend director education events.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

This Compensation Committee Report is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Overview

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Marketing Officer and the Senior Vice President, Strategy and Development.

The compensation for the company’s executive officers consists of: (1) base salary; (2) annual performance-based bonuses and (3) stock based equity incentive grants. The executive officers do not receive any other compensation or benefits other than standard benefits available to all U.S. employees, which primarily consist of health plans, the opportunity to participate in the company’s 401(k) plan, the opportunity to participate in the ESPP, basic life insurance of up to $250,000 of coverage and accidental death insurance coverage equal to one year of annual salary.

In determining the compensation of the executive officers, the Compensation Committee seeks to establish a level of compensation that is (a) appropriate for the size and financial condition of the company; (b) structured so as to attract and retain qualified executives; and (c) tied to annual company financial performance and long-term shareholder value creation.

In making its compensation determinations, the Compensation Committee obtained compensation information from a group of peer companies that took into account market capitalization, geographic location, performance and similarity in lines of business as well as compensation survey data from Croner and iQuantic.

Executive Officer Base Salaries

Executive officers’ salaries are determined by evaluating both the most recent comparative peer data and their roles and responsibilities. Salaries are reviewed annually and salary increases are based on the company’s overall performance and the executive’s attainment of individual objectives during the preceding year.

Executive Officer Annual Bonuses

Executive officers were eligible for incentive bonuses for 2004 based upon the achievement of revenue and net income targets that were established in December 2003 and that were periodically increased by the Board of Directors throughout the year to take into account acquisitions. The Compensation Committee based one-half of the incentive bonus opportunity on the achievement of revenue objectives and one-half on the achievement of net income objectives, reflecting our focus on the achievement of profitable growth.

At its February 9, 2005 meeting, the Compensation Committee considered the performance of the company as compared to these established performance goals. The Compensation Committee excluded the impact of gains on the sale of investments, two asset impairments, and the payment of certain fees in connection with the early retirement of the company’s convertible notes, which together had a net positive impact on net income. The Compensation Committee determined it was appropriate to exclude these items because they were unusual items not tied to the operational performance of the company and their inclusion would have inappropriately increased the incentive payouts. The Compensation Committee determined that based on the company’s financial results, the executive officers were entitled to a payment under the 2004 plan equal to 114% of their target bonuses. The Compensation Committee noted that the bonus payment to Mr. Gillespie, Chief Marketing Officer, of $150,000 would be based on the amount guaranteed at the time of his hire in May 2004 rather than the company’s financial performance.

Equity Compensation Grants

The Compensation Committee is responsible for establishing and administering the company’s equity compensation programs and for awarding equity compensation awards to the executive officers. To date the sole form of equity compensation awarded to officers and employees is stock options. The Compensation Committee believes that stock options are an important part of overall compensation because they align the interests of officers and other employees with those of shareholders and create incentives to maximize long-term shareholder value.

In determining the total amount of options to be granted annually to all recipients the Compensation Committee considers the amount of stock options already held by employees and executive officers, dilution, future impact on operating income and net income, the number of options outstanding, the number of shares of common stock outstanding, the performance of the company during the immediately preceding year and option granting practices at peer companies and competitors. The grants in 2004 to all employees totaled 5,285,740 shares, or 3.69% of shares outstanding.

The Compensation Committee determines the number of options granted to each executive officer based on the total amount of options available, an evaluation of competitive data for similar grants, and the performance, responsibility and overall compensation of each executive officer.

Awards to executive officers in 2004 were granted with a strike price equal to the fair market value on the date of grant. They vest ¼ on the first anniversary of grant and 1/48 per month thereafter. If the executive officer is terminated within 12 months of a change of control, 18 months of option vesting shall be accelerated.

Chief Executive Officer’s Compensation

The Compensation Committee considered the following factors in determining the compensation for 2004 for Shelby Bonnie, Chief Executive Officer and Chairman: the company’s financial performance for 2004, the level of compensation paid to chief executive officers at the companies selected for peer comparison, Mr. Bonnie’s performance and the total compensation paid to Mr. Bonnie. Based on these factors, the Compensation Committee established Mr. Bonnie’s 2004 base salary at $367,500, which is unchanged from his 2003 salary level, and increased his incentive bonus opportunity from $250,000 to $300,000. Mr. Bonnie requested that he not receive an option grant in order to make more options from the pool available to other members of management. Although the Compensation Committee believes that stock options are an important factor in providing officers with incentives to create long-term shareholder value, in light of Mr. Bonnie’s significant stock ownership in the company, the Compensation Committee agreed to his request.

Review of all Components of Executive Compensation

The Compensation Committee has reviewed all components of the executive officers’ compensation, including salary, bonus, equity compensation, and accumulated realized and unrealized stock option gains.

Internal Pay Equity

The Compensation Committee believes that the relative difference between CEO compensation and the compensation of the company’s other executives is consistent with such differences found at peer companies.

The Compensation Committee’s Conclusion

Based on this review, the Compensation Committee finds the total compensation of each of the executive officers to be reasonable and not excessive. The Compensation Committee specifically considered that the company does not maintain any employment contracts or change of control agreements with such individuals (other than the 18-month option vesting described above) and, as disclosed above, considered compensation at peer companies.

COMPENSATION COMMITTEE John C. "Bud" Colligan, Chair Mitchell Kertzman Jarl Mohn

Summary Compensation Table

The following table sets forth information with respect to the compensation earned by our Chief Executive Officer and by the four other most highly-compensated executive officers (the named executive officers) for the years ended December 31, 2004, 2003 and 2002.

	Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year		Salary	Bonus	Securities Underlying Options	All Other Compensation
Shelby W. Bonnie	2004		$367,500	$313,500	--	(1)
Chairman of the Board and	2003		$342,942	$175,031	300,000	(1)
Chief Executive Officer	2002		$311,945	$--	--	(1)

Barry Briggs	2004		$344,177	$275,310	204,000	(1)
Chief Operating Officer	2003		$337,483	$169,080	250,000	(1)
	2002		$307,047	$65,000	--	(1)

Douglas N. Woodrum	2004		$281,103	$142,500	--	(1)
Executive Vice President and	2003		$280,923	$87,516	150,000	(1)
Chief Financial Officer	2002		$254,937	$40,000	--	(1)

Neil M. Ashe	2004		$289,904	$228,000	304,000	(1)
Senior Vice President,	2003		$259,135	$87,516	200,000	(1)
Strategy and Development	2002	(2)	$131,800	$100,000	175,000	(1)

Joseph Gillespie	2004	(3)	$165,576	$150,000	250,000	(1)
Chief Marketing Officer

(1)	The aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for these executive officers.

(2)	Mr. Ashe joined CNET Networks in June 2002. Represents compensation paid after the commencement of employment. Mr. Ashe’s bonus was paid pursuant to the terms of his offer letter and reflects compensation for Mr. Ashe’s family’s relocation.

(3)	Mr. Gillespie joined CNET Networks in July 2004. Represents compensation paid after the commencement of employment. Mr. Gillespie’s bonus was paid pursuant to the terms of his offer letter.

Options Granted In 2004

During 2004, options to purchase an aggregate of 5,285,740 shares of common stock at fair market value on the date of grant were granted under our stock option plans. The following table provides information regarding stock options granted during 2004 to each of our executive officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price ($/share)	Expiration Date	5%	10%
Shelby W. Bonnie	--	--			--	--

Barry Briggs	100,000	2%	9.580	3/29/2014	$602,481	$1,526,805
	84,000	2%	8.975	7/22/2014	$474,124	$1,201,522
	20,000	*	10.460	12/21/2014	$131,565	$333,411

Douglas N. Woodrum	--	--			--	--

Neil M. Ashe	200,000	4%	9.580	3/29/2014	$1,204,962	$3,053,611
	84,000	2%	8.975	7/22/2014	$474,124	$1,201,522
	20,000	*	10.460	12/21/2014	$131,565	$333,411

Joseph Gillespie	150,000	3%	8.975	7/22/2014	$846,649	$2,145,576
	100,000	2%	10.460	12/21/2014	$657,824	$1,667,055

All executive officers	758,000	14%
as a group (5 persons) (2)

*               Less than one percent

(1)	These amounts are based on 5% and 10% assumed annual rates of compounded stock price appreciation over the strike price of the options over the life of the options, as mandated by the rules of the Securities and Exchange Commission. The actual value, if any, which an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

(2)	The executive officers participate in our stock option plans on the same terms as other employees.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table during the year ended December 31, 2004 and the value of “in-the-money” stock options as of December 31, 2004.

Option Exercises and Year End Value

			Number Unexercised Options at Fiscal Year-End		Value-Unexercised In-The-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Shelby W. Bonnie	--	--	729,166	270,834	$3,211,161	$1,880,838
Barry Briggs	--	--	753,253	405,043	$2,205,583	$1,744,652
Douglas N. Woodrum	--	--	1,059,273	129,167	$5,549,780	$891,607
Neil Ashe	--	--	184,374	494,626	$1,415,117	$1,908,703
Joseph Gillespie	--	--	--	250,000	$--	$415,250

(1)	Value based on $11.23 closing price per share of common stock on December 31, 2004, less the exercise price, as required by Securities and Exchange Commission rules.

Employment Contracts, Termination of Employment and Change in Control Arrangements

All options granted to each of our executive officers since October 2001 provide that if such officer’s employment is terminated without cause within one year following certain change-in-control transactions, then 18 months worth of options will immediately accelerate upon such officer’s termination. In addition, each of the executive officers is eligible for the company’s standard severance plan applicable to all employees in the event that his position were to be eliminated in connection with a significant reorganization or restructuring.

Except as provided above, there are no employment agreements with any of our executive officers or plans or arrangements that would entitle them to any benefit upon termination, change of control, or other similar event.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

The table does not include information with respect to shares subject to outstanding options granted under inactive equity compensation plans, most of which we assumed in connection with mergers and acquisitions of the companies which originally granted those options. No additional options may be granted under these inactive plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans	11,897,061	$8.31	5,157,816
Approved by Stockholders (1)

Equity Compensation Plans	5,832,651	$7.44	1,042,151
Not Approved by Stockholders (2)

(1)	Consists of the CNET 1997 Stock Option Plan, the CNET 2000 Stock Incentive Plan and the CNET 2004 Incentive Stock Award Plan. Does not include 5,209,886 shares that were available for issuance under the CNET 1996 Employee Stock Purchase Plan, which was also approved by the company's stockholders.

(2)	Consists of the 2001 CNET Networks, Inc. Stock Incentive Plan and the TwoFold Photos, Inc. 2003 Common Stock Incentive Plan.

(3)	The above table does not include information for the following inactive compensation plans, most of which were assumed by CNET Networks in connection with mergers and acquisitions: the CNET 1994 Stock Option Plan; the mySimon 1998 Amended and Restated Stock Plan; the 1999 TechRepublic Stock Option Plan; the Apollo Solutions, Inc. 2000 Stock Option Plan; and the Ziff-Davis 1998 Incentive Compensation Plan. No new options may be granted under any of these assumed and inactive plans.

The 2001 CNET Networks, Inc. Stock Incentive Plan

The 2001 CNET Networks, Inc. Stock Incentive Plan was adopted by our Board of Directors on April 24, 2001 and has not been approved by our stockholders. The 2001 Plan provides for the granting of incentive stock options and other stock-based awards. The 2001 Plan is administered by the Compensation Committee of our Board of Directors.

The total number of shares which may be issued under the 2001 Plan is 7,500,000. The maximum number of shares for which options may be granted to a participant during any calendar year is 800,000.

Options and other stock-based awards may be granted under the 2001 Plan to any employee, director or consultant selected by the Compensation Committee. All option grants must have an option price per share that is not less than 100% of the fair market value of our common stock on the option grant date. Options granted under the 2001 Plan will vest in accordance with the terms and conditions set by the Compensation Committee at the time of grant. In the event of a change of control, the Compensation Committee may (i) accelerate the vesting of options previously granted under the 2001 Plan; (ii) pay a cash amount to option holders in exchange for the cancellation of options under the Plan; and/or (iii) require the issuance of substitute options that will substantially preserve the value of any affected option previously granted under the 2001 Plan.

The 2001 Plan provides for appropriate adjustment of the shares covered by the 2001 Plan in the event of any increase or decrease in the number of issued shares of common stock resulting from a split, reverse split, stock dividend, combination or reclassification of the company’s shares of common stock.

The TwoFold Photos, Inc. 2003 Common Stock Incentive Plan

We assumed the TwoFold Photos, Inc. 2003 Common Stock Incentive Plan in connection with our acquisition of Webshots. It has not been approved by our stockholders. The TwoFold Plan provides for the granting of incentive stock options and other stock-based awards. The TwoFold Plan is administered by the Compensation Committee of our Board of Directors. The total number of shares which may be issued under the TwoFold Plan is 1,327,357, as adjusted.

Options and other stock-based awards may be granted under the TwoFold Plan to any employee, director or consultant selected by the Compensation Committee. Although the Compensation Committee’s policy is to grant all options at fair market value, the plan provides that all option grants must have an option price per share that is not less than 85% of the fair market value of our common stock on the option grant date. Options granted under the TwoFold Plan will vest in accordance with the terms and conditions set by the Compensation Committee at the time of grant, but at a rate no less than 20% each year over five years from the date of grant.

The TwoFold Plan provides for appropriate adjustment of the shares covered by the TwoFold Plan in the event of any increase or decrease in the number of issued shares of common stock resulting from a split, reverse split, stock dividend, combination or reclassification of the company’s shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and officers must file reports with the Securities and Exchange Commission indicating the number of shares of common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. To our knowledge all of these reports for transactions in 2004 were filed in a timely manner with the exception of one report for each of Messrs. Ashe, Briggs and Gillespie which were filed late due to errors experienced by the company in submitting the reports by EDGAR.

AUDIT COMMITTEE REPORT

This Audit Committee Report is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The Audit Committee is comprised entirely of independent directors who meet the independence and experience requirements of the Nasdaq Marketplace Rules and the Securities and Exchange Commission.

Monitoring of Integrity of Financial Statements

Management is responsible for preparing the company’s financial statements and for developing and maintaining adequate systems of internal control over financial reporting. KPMG LLP, the company’s independent registered public accountants, is responsible for reviewing and, on an annual basis, performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accountants also have the responsibility to express an opinion on the financial statements based on their audit. The Audit Committee has responsibility for monitoring and overseeing these processes.

In fulfilling this responsibility, prior to the release of each of the company’s quarterly and annual financial results for 2004, the Audit Committee reviewed the financial statements, including in the case of the annual financial results the audited financial statements, and met to discuss the financial statements with management and the independent registered public accountants. At each of those meetings, management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with management the significant accounting policies utilized by the company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). At each of those meetings, the Committee met separately with the independent registered public accountants to review the results of its examination and the overall quality of the company’s accounting and financial reporting.

Based on the Audit Committee’s discussion with management and the independent registered public accountants, and the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

As part of its monitoring of financial reporting, the Audit Committee also met to review all of the company’s filings with the Securities and Exchange Commission.

Oversight of Independent Registered Public Accountants

The Audit Committee appoints the independent registered public accountants and reviews their performance and independence from management. KPMG issued its independence letter pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and reported that it is independent under applicable standards in connection with its audit opinion for the company’s 2004 financial statements. The committee has discussed with KPMG its independence from the company.

The Audit Committee has implemented a policy requiring pre-approval for all audit, audit-related and non-audit services performed by the independent registered public accountants to ensure that the provision of non-audit services would not impair the accountants’ independence. On an annual basis, the committee reviews and pre-approves services that may be provided by the independent registered public accountants and approves the maximum fees that may be paid in connection with those services. The Audit Committee periodically reviews all services provided by the independent registered public accountants and associated fees and is satisfied that the fees paid for non-audit services would not affect the independence of the auditors in performing their audit function. The fees paid to the independent registered public accountants in 2004 are disclosed following this report under the caption “Fees Paid to Independent Registered Public Accountants.”

Oversight of Assessment of Internal Control Over Financial Reporting

During 2004, management documented, tested and evaluated the company’s internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the company’s progress by management and the independent auditors at each regularly scheduled committee meeting as well as at specially-scheduled meetings. At the conclusion of the assessments, management and KPMG each provided the Audit Committee with its respective report on the effectiveness of the company’s internal control over financial reporting. The committee reviewed management’s and the independent registered public accountants’ evaluations that were included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Management has presented to the Audit Committee its plan to remediate the material weakness identified in the evaluations as well as significant deficiencies identified to the Audit Committee as part of the assessment. The Audit Committee will receive regular updates from management regarding the remediation efforts.

AUDIT COMMITTEE Betsey Nelson, Chair Jarl Mohn Eric Robison

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has been selected by the Board of Directors as our independent registered public accountants for the current year.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2003 and 2004 and fees billed for other services rendered by KPMG LLP. All fees paid to KPMG in 2003 and 2004 were approved by the Audit Committee.

	2004	2003
Audit Fees (1)	$2,076,083	$732,896
Audit Related Fees (2)	335,919	162,512
Tax fees (3)	333,509	133,769
Other fees (4)	62,295	--

Total Fees	$2,807,806	$1,029,177

(1)	Consists of fees related to the audit of the company’s consolidated financial statements. Fees for 2004 include work associated with the assessment of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 through February 2005 but do not inlude amounts for March 2005, which have not yet been finalized.
(2)	Consists of fees for the performance of statutory audits of the company’s foreign subsidiaries. 2004 fees also include assurance services provided in connection with the company’s convertible debt offering and the filing of its Registration Statement on Form S-3 registering up to $300 million of securities.
(3)	Consists of fees associated with tax return preparation, tax compliance and tax advice. The increase in tax fees in 2004 is associated primarily with assistance in connection with several tax audits as well as advice regarding tax issues presented by the company’s relocation of the headquarters of its Channel Services business from Switzerland to the United States.
(4)	Consists of fees related to financial due diligence in connection with acquisitions.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return of the common stock during the period commencing December 31, 1996 to December 31, 2004, with the Nasdaq Composite Index and the Interactive Week Internet Index (the “Peer Group Index”). The Nasdaq Composite Index, which includes over 4,000 companies, measures all Nasdaq domestic and international based common type stocks listed on the Nasdaq Stock Market. The graph depicts the results of investing $100 in the common stock, the Nasdaq Composite Index and the Peer Group Index at closing prices on July 2, 1996, and assumes that all dividends were reinvested.

Measurement Point	CNET Networks, Inc.	Nasdaq Composite	Peer Index
7/2/1996	$100.00	$100.00	$100.00
12/31/1996	$181.25	$108.39	$80.53
12/31/1997	$184.38	$131.83	$91.79
12/31/1998	$332.81	$184.08	$281.66
12/31/1999	$1,418.75	$341.63	$814.33
12/31/2000	$400.00	$207.41	$397.10
12/31/2001	$224.25	$163.74	$207.26
12/31/2002	$67.75	$112.12	$117.87
12/31/2003	$170.50	$168.19	$204.05
12/31/2004	$280.75	$182.63	$246.75

THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

FINANCIAL STATEMENTS AND ADDITIONAL COPIES

We will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of our Annual Report on Form 10-K. Only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the company receives contrary instructions from one or more of the stockholders. Upon written request the company will promptly deliver a separate copy of the Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests should be directed to Investor Relations, CNET Networks, Inc., 235 Second Street, San Francisco, CA 94105; telephone number: 415-344-2000.

CNET NETWORKS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Class III Director: Betsey Nelson	FOR ALL [ ]	WITHHOLD ALL [ ]	To withhold authority to vote, mark "For All Except" and write the nominee’s name on the line below: ————————————

2. Ratification of KPMG LLP to serve as the company's independent registered public accountants for the fiscal year ending December 31, 2005;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. On any other business that may properly come before the meeting; hereby revoking any proxy heretofore given by the undersigned

DATED:               , 2005.

_________________

_________________

_________________

(SIGNATURE OF STOCKHOLDER(S))

(JOINT OWNERS MUST EACH SIGN. PLEASE SIGN
EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS
CARD. WHEN SIGNING AS ATTORNEY, TRUSTEE,
EXECUTOR, ADMINISTRATOR, GUARDIAN OR
CORPORATE OFFICER, PLEASE GIVE YOUR FULL
TITLE.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

* FOLD AND DETACH HERE *

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
PROMPTLY USING THE ENCLOSED ENVELOPE.

CNET NETWORKS, INC.
BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
8:30 A.M., Monday, May 16, 2005
CNET NETWORKS, INC., 235 SECOND STREET, SAN FRANCISCO, CALIFORNIA 94105

        The undersigned stockholder of CNET NETWORKS, Inc. hereby appoints Shelby W. Bonnie and Sharon Le Duy, or either of them, as proxy holders, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) OR (2), THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the company’s Annual Report and Notice of Meeting and Proxy Statement, dated April ll, 2005 is hereby acknowledged.